Exhibit 3.1

Statuten von Molecular Partners AG vom 13. April 2022	Articles of Incorporation of Molecular Partners Ltd as of April 13, 2022[1]

[1] This is a translation of the original German version. In case of any discrepancy, the German version shall prevail.

		Abschnitt 1: Firma, Sitz, Zweck und Dauer der Gesellschaft			Section 1: Name, Place of Incorporation, Purpose and Duration of the Company

		Artikel 1			Article 1
Firma, Sitz	1	Unter der Firma Molecular Partners AG (Molecular Partners SA) (Molecular Partners Ltd) (die Gesellschaft) besteht eine Aktiengesellschaft, die den vorliegenden Statuten und den Vorschriften des 26. Titels des Schweizerischen Obligationenrechts (das OR) untersteht.	Name, Place of Incorporation	1
Under the name

Molecular Partners AG (Molecular Partners SA) (Molecular Partners Ltd) (the Company)

there exists a corporation as defined in title 26 of the Swiss Code of Obligations (CO) and in these Articles of Incorporation.

	2	Der Sitz der Gesellschaft ist in Schlieren, Kanton Zürich. Die Dauer der Gesellschaft ist unbeschränkt.		2	The registered office of the Company is in Schlieren, Canton of Zurich. The duration of the Company is unlimited.

Zweck		Artikel 2	Purpose		Article 2
	1	Zweck der Gesellschaft ist die Forschung, Entwicklung, Herstellung und der Verkauf von Produkten in den Gebieten der Biotechnologie, der Pharmazie, Medizintechnologie, Diagnose und Therapie sowie der Kauf, Verkauf und die Verwendung von Patenten und Lizenzen auf diesem Gebiet. Die Gesellschaft kann alle Geschäfte tätigen, die geeignet erscheinen, den Zweck der Gesellschaft zu fördern, oder die mit diesem zusammenhängen.		1
The Company's purpose is to research, develop, produce and sell products in the fields of biotechnology, pharamceutica, medical technology, diagnosis and therapy as well as to purchase, sell and use patents and licences in this field. The Company may engage in all types of transactions that appear appropriate to promote the purpose of the Company or that are related thereto.

	2	Die Gesellschaft kann Grundstücke im In- und Ausland erwerben, verwalten, belasten, verwerten und verkaufen sowie andere Gesellschaften finanzieren.		2	The Company may acquire, administer, encumber, exploit or sell real estate in Switzerland and aborad and may also finance other companies.

	3	Die Gesellschaft kann Zweigniederlassungen und Tochtergesellschaften im In- und Ausland errichten und sich an anderen Unternehmen beteiligen oder mit diesen fusionieren.		3	The Company may establish branches and subsidiaries within Switzerland or abroad and may acquire participations in other companies.

		Abschnitt 2: Aktienkapital			Section 2: Share Capital

		Artikel 3			Article 3
Aktienkapital	1	Das Aktienkapital der Gesellschaft beträgt CHF 3‘229‘264.80 und ist eingeteilt in 32‘292‘648 Namenaktien mit einem Nennwert von je CHF 0.10.	Share Capital	1	The share capital of the Company is CHF 3,229,264.80 and is divided into 32,292,648 registered shares. Each registered share has a par value of CHF 0.10.
	2	Die Aktien sind voll liberiert.		2	The shares are fully paid up.
	3	Durch Statutenänderung kann die Generalversammlung jederzeit Namenaktien in Inhaberaktien und Inhaberaktien in Namenaktien umwandeln.		3	Upon resolution of the general meeting of shareholders, registered shares may be converted into bearer shares and bearer shares may be converted into registered shares.

		Artikel 3a			Article 3a
Genehmigtes Aktienkapital	1	Der Verwaltungsrat ist ermächtigt, jederzeit bis zum 13. April 2024 das Aktienkapital im Maximalbetrag von CHF 807'316.20 durch Ausgabe von höchstens 8'073’162 vollständig zu liberierenden Namenaktien mit einem Nennwert von je CHF 0.10 zu erhöhen. Erhöhungen in Teilbeträgen sind gestattet.	Authorized Share Capital	1	The board of directors is authorized to increase the share capital, at any time until April 13, 2024, by a maximum amount of CHF 807,316.20 by issuing a maximum of 8,073,162 fully paid up registered shares with a par value of CHF 0.10 each. An increase of the share capital in partial amounts shall be permissible.
	2	Zeichnung und Erwerb der neuen Aktien sowie jede nachfolgende Übertragung der Aktien unterliegen den Beschränkungen von Artikel 5 dieser Statuten.		2	The acquisition of shares and each subsequent transfer of the shares shall be subject to the restrictions of Article 5 of these Articles of Incorporation.

3	Der Verwaltungsrat legt den Ausgabebetrag, die Art der Einlagen, den Zeitpunkt der Ausgabe, die Bedingungen der Bezugsrechtsausübung und den Beginn der Dividendenberechtigung fest. Dabei kann der Verwaltungsrat neue Aktien mittels Festübernahme durch eine Bank oder einen anderen Dritten und anschliessendem Angebot an die bisherigen Aktionäre oder an Dritte (sofern die Bezugsrechte der bisherigen Aktionäre aufgehoben sind oder nicht gültig ausgeübt werden) ausgeben. Der Verwaltungsrat ist ermächtigt, den Handel mit Bezugsrechten zu ermöglichen, zu beschränken oder auszuschliessen. Nicht ausgeübte Bezugsrechte kann der Verwaltungsrat verfallen lassen, oder er kann diese bzw. Aktien, für welche Bezugsrechte eingeräumt, aber nicht ausgeübt werden, zu Marktkonditionen platzieren oder anderweitig im Interesse der Gesellschaft verwenden.	3	The board of directors shall determine the issue price, the type of payment, the time of the issuance, the conditions for the exercise of the preemptive rights and the date from which the shares carry the right to dividends. The board of directors can issue new shares by means of an underwriting by a bank or another third party with a subsequent offer of these shares to the existing shareholders or third parties (if the preemptive rights of the existing shareholders have been denied or not been duly exercised). The board of directors is authorized to permit, to restrict or to deny the trade of preemptive rights. The board of directors may permit preemptive rights that have been granted but not exercised to expire or it may place these rights respectively the shares as to which preemptive rights have been granted but not exercised, at market conditions or use them for other purposes in the interest of the Company.
4
Der Verwaltungsrat ist ferner ermächtigt, das Bezugsrecht der Aktionäre zu beschränken oder aufzuheben und Dritten zuzuweisen:
(a)für die Übernahme von Unternehmen, Unternehmensteilen oder Beteiligungen, den Erwerb von Produkten, Immaterialgütern oder Lizenzen oder für Investitionsvorhaben oder für die Finanzierung oder Refinanzierung solcher Transaktionen durch eine Aktienplatzierung; oder
(b)zum Zwecke der Erweiterung des Aktionärskreises oder im Zusammenhang mit der Kotierung der Aktien an inländischen oder an ausländischen Börsen; oder
(c)wenn der Ausgabebetrag der neuen Aktien unter Berücksichtigung des Marktpreises festgesetzt wird; oder
(d)für die Einräumung einer Mehrzuteilungsoption (Greenshoe) von bis zu 20% der zu platzierenden oder zu verkaufenden Aktien an die betreffenden Erstkäufer oder Festübernehmer im Rahmen einer Aktienplatzierung oder eines Aktienverkaufs; oder
(e)wenn ein Aktionär oder eine Gruppe von in gemeinsamer Absprache handelnden Aktionären mehr als 15% des im Handelsregister eingetragenen Aktienkapitals der Gesellschaft auf sich vereinigt hat, ohne den übrigen Aktionären ein vom Verwaltungsrat empfohlenes Übernahmeangebot zu unterbreiten; oder
(f)zur Abwehr eines unterbreiteten, angedrohten oder potentiellen Übernahmeangebotes, welches der Verwaltungsrat, nach Konsultation mit einem von ihm beigezogenen unabhängigen Finanzberater, den Aktionären nicht zur Annahme empfohlen hat, weil der Verwaltungsrat das Übernahmeangebot in finanzieller Hinsicht gegenüber den Aktionären nicht als fair beurteilt hat.
4
The board of directors is further authorized to restrict or deny the preemptive rights of shareholders and to allocate them to third parties:
(a)for the acquisition of companies, parts of companies or participations, for the acquisition of products, intellectual property or licenses, or for investment projects or for the financing or refinancing of such transactions through a placement of shares; or
(b)for the purpose of broadening the shareholder constituency or in connection with a listing of shares on domestic or foreign stock exchanges; or
(c)if the issue price of the new Shares is determined by reference to the market price; or
(d)for purposes of granting an over-allotment option (Greenshoe) of up to 20% of the total number of Shares in a placement or sale of Shares to the respective initial purchasers or underwriters; or

(e)following a shareholder or a group of shareholders acting in concert having accumulated shareholdings in excess of 15% of the share capital registered in the commercial register without having submitted to the other shareholders a takeover offer recommended by the board of directors; or
(f)for the defense of an actual, threatened or potential takeover bid, in relation to which the board of directors, upon consultation with an independent financial adviser retained by it, has not recommended to the shareholders acceptance on the basis that the board of directors has not found the takeover bid to be financially fair to the shareholders.

		Artikel 3b			Article 3b
Bedingtes Aktienkapital für Mitarbeiterbeteiligung	1	Das Aktienkapital kann sich durch Ausgabe von höchstens 1'615’021 voll zu liberierenden Namenaktien im Nennwert von je CHF 0.10 um höchstens CHF 161'502.10 erhöhen durch direkte oder indirekte Ausgabe von Aktien, Optionen oder diesbezüglichen Bezugsrechten an Mitarbeiter und Mitglieder des Verwaltungsrats der Gesellschaft und ihrer Konzerngesellschaften sowie an Mitglieder von Beiräten.	Conditional Share Capital for Employee Participation	1
The share capital may be increased in an amount not to exceed CHF 161,502.10 through the issuance of up to 1,615,021 fully paid up registered shares with a par value of CHF 0.10 per share through the direct or indirect issuance of shares, options or preemptive rights thereof granted to employees and members of the board of directors of the Company or its subsidiaries as well as to members of any advisory boards.

	2	Bei der Ausgabe von Aktien, Optionen oder diesbezüglichen Bezugsrechten sind das Bezugsrecht wie auch das Vorwegzeichnungsrecht der Aktionäre der Gesellschaft ausgeschlossen. Die Ausgabe von Aktien, Optionen oder diesbezüglichen Bezugsrechten erfolgt gemäss einem oder mehreren vom Verwaltungsrat zu erlassenden Beteiligungsplänen und/oder Reglementen und unter Beachtung von Abschnitt 4 dieser Statuten.		2	The preemptive rights and advance subscription rights of the shareholders of the Company shall be excluded in connection with the issuance of any shares, options or preemptive rights thereof. Shares, options or preemptive rights thereof shall be issued in accordance with one or more participation plans and/or policies to be issued by the board of directors and in accordance with Section 4 of these Articles of Incorporation.
	3	Die neuen Aktien, welche durch Mitarbeiter, Mitglieder des Verwaltungsrats der Gesellschaft und ihrer Konzerngesellschaften oder Mitglieder von Beiräten im Rahmen eines Mitarbeiterbeteiligungsprogramms direkt oder indirekt erworben werden, sowie jede nachfolgende Übertragung der Aktien unterliegen den Beschränkungen von Artikel 5 dieser Statuten.		3	The new shares directly or indirectly acquired by employees, members of the board of directors of the Company or its subsidiaries or members of any advisory boards in connection with an employee participation program and any subsequent transfer of such shares shall be restricted by Article 5 of these Articles of Incorporation.

		Artikel 3c			Article 3c

Bedingtes Aktienkapital für Finanzierungen, Akquisitionen und andere Zwecke	1	Das Aktienkapital kann sich durch Ausgabe von höchstens 2'260'870 voll zu liberierenden Namenaktien im Nennwert von je CHF 0.10 um höchstens CHF 226'087 erhöhen durch die Ausübung oder Zwangsausübung von Wandel-, Tausch-, Options-, Bezugs- oder ähnlichen Rechten auf den Bezug von Aktien, welche Aktionären oder Dritten allein oder in Verbindung mit Anleihensobligationen, Darlehen, Optionen, Warrants oder anderen Finanzmarktinstrumenten oder vertraglichen Verpflichtungen der Gesellschaft oder einer ihrer Gruppengesellschaften eingeräumt werden (nachfolgend zusammen die Finanzinstrumente).	Conditional Share Capital for Financing, Acquisitions and other Purposes	1
The share capital may be increased in an amount not to exceed CHF 226,087 through the issuance of up to 2,260,870 fully paid up registered shares with a par value of CHF 0.10 per share through the exercise or mandatory exercise of conversion, exchange, option, warrant or similar rights for the subscription of shares granted to shareholders or third parties alone or in connection with bonds, notes, options, warrants or other securities or contractual obligations by or of the Company or any of its group companies (hereinafter collectively, the Financial Instruments).

	2	Bei der Ausgabe von Aktien bei Ausübung der Finanzinstrumente ist das Bezugsrecht der Aktionäre ausgeschlossen. Zum Bezug der neuen Aktien, die bei Ausübung von Finanzinstrumenten ausgegeben werden, sind die jeweiligen Inhaber der Finanzinstrumente berechtigt. Die Bedingungen der Finanzinstrumente sind durch den Verwaltungsrat festzulegen.		2	The preemptive rights of the shareholders shall be excluded in connection with the issuance of shares upon the exercise of any Financial Instruments. The then-current owners of such Financial Instruments shall be entitled to acquire the new shares issued upon conversion, exchange or exercise of any Financial Instruments. The conditions of the Financial Instruments shall be determined by the board of directors.

3
Der Verwaltungsrat ist ermächtigt, die Vorwegzeichnungsrechte der Aktionäre im Zusammenhang mit der Ausgabe von Finanzinstrumenten durch die Gesellschaft oder eine ihrer Gruppengesellschaften zu beschränken oder aufzuheben, falls (1) die Ausgabe zum Zwecke der Finanzierung oder Refinanzierung der Übernahme von Unternehmen, Unternehmensteilen, Beteiligungen oder Investitionen, oder (2) die Ausgabe auf nationalen oder internationalen Finanzmärkten oder im Rahmen einer Privatplatzierung erfolgt.
Wird das Vorwegzeichnungsrecht weder direkt noch indirekt durch den Verwaltungsrat gewährt, gilt Folgendes:
(a)Die Finanzinstrumente sind zu marktüblichen Bedingungen auszugeben oder einzugehen; und
(b)der Umwandlungs-, Tausch- oder sonstige Ausübungspreis der Finanzinstrumente ist unter Berücksichtigung des Marktpreises im Zeitpunkt der Ausgabe der Finanzinstrumente festzusetzen; und
(c)die Finanzinstrumente sind höchstens während 10 Jahren ab dem jeweiligen Zeitpunkt der betreffenden Ausgabe oder des betreffenden Abschlusses wandel-, tausch- oder ausübbar.
		3
The board of directors shall be authorized to withdraw or limit the advance subscription rights of the shareholders in connection with the issuance by the Company or one of its group companies of Financial Instruments if (1) the issuance is for purposes of financing or refinancing the acquisition of an enterprise, parts of an enterprise, participations or investments or (2) the issuance occurs in national or international capital markets or through a private placement.
If the advance subscription rights are neither granted directly nor indirectly by the board of directors, the following shall apply:
(a)the Financial Instruments shall be issued or entered into at market conditions; and
(b)the conversion, exchange or exercise price of the Financial Instruments shall be set with reference to the market conditions prevailing at the date on which the Financial Instruments are issued; and
(c)the Financial Instruments may be converted, exchanged or exercised during a maximum period of 10 years from the date of the relevant issuance or entry.

4	Die neuen Aktien, welche über die Ausübung von Finanzinstrumenten direkt oder indirekt erworben werden, sowie jede nachfolgende Übertragung der Aktien unterliegen den Beschränkungen von Artikel 5 dieser Statuten.	4	The new shares directly or indirectly acquired through the exercise of Financial Instruments and any subsequent transfer of such shares shall be restricted by Article 5 of these Articles of Incorporation.

	Artikel 4		Article 4

Aktienzertifikate und Bucheffekten	1	Die Gesellschaft gibt ihre Namenaktien in Form von Einzelurkunden, Globalurkunden oder Wertrechten aus. Der Gesellschaft steht es im Rahmen der gesetzlichen Vorgaben frei, ihre in einer dieser Formen ausgegebenen Namenaktien jederzeit und ohne Zustimmung der Aktionäre in eine andere Form umzuwandeln.	Share Certificates and Intermediated Securities	1	The Company may issue its registered shares in the form of single certificates, global certificates and uncertificated securities. Under the conditions set forth by statutory law, the Company may convert its registered shares from one form into another form at any time and without the approval of the shareholders.
	2	Der Aktionär hat keinen Anspruch auf Umwandlung von in bestimmter Form ausgegebenen Namenaktien in eine andere Form. Jeder Aktionär kann jedoch von der Gesellschaft jederzeit die Ausstellung einer Bescheinigung über die von ihm gemäss Aktienbuch gehaltenen Namenaktien verlangen.		2	The shareholder has no right to demand a conversion of the form of the registered shares. Each shareholder may, however, at any time request a written confirmation from the Company of the registered shares held by such shareholder, as reflected in the share register.
	3	Bucheffekten, denen Namenaktien der Gesellschaft zugrunde liegen, können nicht durch Zession übertragen werden. An diesen Bucheffekten können auch keine Sicherheiten durch Zession bestellt werden.		3	Intermediated securities based on registered shares of the Company cannot be transferred by way of assignment. Further, a security interest in any such intermediated securities cannot be granted by way of assignment.

		Artikel 5			Article 5
Aktienbuch, Übertragungsbeschränkungen, Nominees	1	Die Gesellschaft führt für die Namenaktien ein Aktienbuch, in welches die Eigentümer und Nutzniesser mit Namen und Vornamen (bei juristischen Personen die Firma), Adresse und Staatsangehörigkeit (bei juristischen Personen der Sitz) eingetragen werden. Wechselt eine im Aktienbuch eingetragene Person ihre Adresse, so hat sie dies der Gesellschaft mitzuteilen. Solange dies nicht geschehen ist, erfolgen alle brieflichen Mitteilungen rechtsgültig an die bisher im Aktienbuch eingetragene Adresse.	Share Register, Transfer Restrictions, Nominees	1	The Company shall maintain a share register that lists the surname, first name, address and citizenship (in the case of legal entities, the company name and company seat) of the holders and usufructuaries of the registered shares. A person recorded in the share register shall notify the Company of any change in address. Until such notification shall have occurred, all written communication from the Company to persons of record shall be deemed to have validly been made if sent to the address recorded in the share register.
	2	Erwerber von Namenaktien werden auf Gesuch als Aktionäre mit Stimmrecht im Aktienbuch eingetragen, falls sie ausdrücklich erklären, diese Namenaktien im eigenen Namen und für eigene Rechnung erworben zu haben.		2	An acquirer of registered shares shall be recorded upon request in the share register as a shareholder with voting rights, if such acquirer expressly declares to have acquired the registered shares in his own name and for his own account.

	3	Der Verwaltungsrat trägt einzelne Personen, die im Eintragungsgesuch nicht ausdrücklich erklären, die Namenaktien auf eigene Rechnung zu halten (Nominees), mit Stimmrecht im Aktienbuch ein, wenn der Nominee mit dem Verwaltungsrat eine Vereinbarung über seine Stellung abgeschlossen hat und einer anerkannten Bank- oder Finanzaufsicht untersteht.		3
The board of directors records persons who do not declare to hold the registered shares for their own account (Nominees) as shareholders with voting rights in the share register, if such Nominee has entered into an agreement regarding its position with the board of directors and is subject to a recognized banking or finance supervision.

	4	Der Verwaltungsrat kann nach Anhörung des eingetragenen Aktionärs oder Nominees Eintragungen im Aktienbuch mit Rückwirkung auf das Datum der Eintragung streichen, wenn diese durch falsche Angaben zustande gekommen sind. Der Betroffene muss über die Streichung informiert werden.		4	After hearing the registered shareholder concerned, the board of directors may cancel the registration of such shareholder as a shareholder with voting rights in the share register with retroactive effect as of the date of registration, if such registration was made based on false or misleading information. The relevant shareholder shall be informed of the cancellation.
	5	Der Verwaltungsrat regelt die Einzelheiten und trifft die zur Einhaltung der vorstehenden Bestimmungen notwendigen Anordnungen. Er kann in besonderen Fällen Ausnahmen von der Nomineeregelung bewilligen. Er kann seine Aufgaben delegieren.		5	The board of directors shall regulate the details and issue the instructions necessary for compliance with the preceding provisions. In special cases, it may grant exemptions from the rule concerning Nominees. The board of directors may delegate its duties.

		Artikel 6			Article 6
Rechtsausübung	1	Die Gesellschaft anerkennt nur einen Vertreter pro Aktie.	Exercise of Rights	1	The Company shall only accept one representative per share.
	2	Das Stimmrecht und die damit zusammenhängenden Rechte aus einer Namenaktie können der Gesellschaft gegenüber nur von einem Aktionär, Nutzniesser oder Nominee, der mit Stimmrecht im Aktienbuch eingetragen ist, ausgeübt werden.		2	Voting rights and appurtenant rights associated therewith may be exercised in relation to the Company by a shareholder, usufructuary of shares or nominee only to the extent that such person is recorded in the share register as a shareholder with voting rights.

	Abschnitt 3: Organe		Section 3: Corporate Bodies

	Artikel 7		Article 7
Organe	Die Organe der Gesellschaft sind: (a) die Generalversammlung; (b) der Verwaltungsrat; (c) die Revisionsstelle.	Corporate Bodies	The Company's bodies are: (a) the general meeting of shareholders; (b) the board of directors; (c) the auditors.

	A. Generalversammlung		A. General Meeting of Shareholders

	Artikel 8		Article 8
Befugnisse
Oberstes Organ der Gesellschaft ist die Generalversammlung der Aktionäre. Ihr stehen folgende unübertragbare Befugnisse zu:
(a)die Festsetzung und Änderung der Statuten;

(b)die Wahl der Mitglieder des Verwaltungsrats, des Präsidenten des Verwaltungsrats, der Mitglieder des Vergütungsausschusses, des unabhängigen Stimmrechtsvertreters und der Revisionsstelle;
(c)die Genehmigung des Lageberichts und der Konzernrechnung;
(d)die Genehmigung der Jahresrechnung sowie die Beschlussfassung über die Verwendung des Bilanzgewinnes, insbesondere die Festsetzung der Dividende;
(e)die Genehmigung der Vergütung des Verwaltungsrats und der Geschäftsleitung gemäss Art. 28 dieser Statuten;
(f)die Entlastung der Mitglieder des Verwaltungsrats und der mit der Geschäftsleitung betrauten Personen;
(g)die Beschlussfassung über die Gegenstände, die der Generalversammlung durch das Gesetz oder die Statuten vorbehalten sind.
Powers
The general meeting of shareholders is the supreme corporate body of the Company. It has the following non-delegable powers:
(a)adoption and amendment of the Articles of Incorporation;
(b)election of the members of the board of directors, the chairman of the board of directors, the members of the compensation committee, the independent voting rights representative and the auditors;
(c)approval of the annual management report and the consolidated financial statements;
(d)approval of the annual financial statements and decision on the allocation of profits shown on the balance sheet, in particular with regard to dividends;
(e)approval of the compensation of the board of directors and of the executive management pursuant to Article 28 of these Articles of Incorporation;
(f)granting discharge to the members of the board of directors and the persons entrusted with the executive management;
(g)passing of resolutions as to all matters reserved by law or under these Articles of Incorporation to the authority of the general meeting of shareholders.

	Artikel 9		Article 9

Ordentliche und ausserordentliche Generalversammlungen	1	Die ordentliche Generalversammlung findet alljährlich innerhalb von sechs Monaten nach Schluss des Geschäftsjahres statt.	Ordinary and Extraordinary General Meeting of Shareholders	1	The ordinary general meeting of shareholders shall be held each year within six months after the close of the fiscal year of the Company.
	2	Ausserordentliche Generalversammlungen finden statt, wenn der Verwaltungsrat oder die Revisionsstelle es für angezeigt erachten oder wenn es eine Generalversammlung beschliesst. Darüber hinaus können Aktionäre, die zusammen mindestens 10 Prozent des Aktienkapitals vertreten, gemeinsam schriftlich unter Angabe des Verhandlungsgegenstandes und des Antrages, bei Wahlen der Namen der vorgeschlagenen Kandidaten, die Einberufung einer ausserordentlichen Generalversammlung verlangen.		2	Extraordinary general meetings of shareholders shall be held when deemed necessary by the board of directors or the auditors. Furthermore, extraordinary general meetings of shareholders shall be convened upon resolution of a general meeting of shareholders or if this is requested by one or more shareholders who represent an aggregate of at least one-tenth of the share capital and who submit a written request specifying the agenda items and the proposals, in case of elections the name of the proposed candidates.

		Artikel 10			Article 10
Einberufung	1	Die Generalversammlung wird durch den Verwaltungsrat, nötigenfalls die Revisionsstelle, spätestens 20 Tage vor der Versammlung einberufen. Das Einberufungsrecht steht auch den Liquidatoren zu.	Notice	1	Notice of a general meeting of shareholders shall be given by the board of directors or, if necessary, by the auditors, no later than twenty calendar days prior to the date of the general meeting of shareholders. The liquidators may also call the general meeting of shareholders.
	2	Die Einberufung erfolgt durch einmalige Bekanntmachung im Publikationsorgan der Gesellschaft. Namenaktionäre können überdies schriftlich orientiert werden.		2	Notice of the general meeting of shareholders shall be given by way of a one-time announcement in the official means of publication of the Company. In addtion, shareholders of record may be informed by ordinary mail.
	3	Spätestens 20 Tage vor der ordentlichen Generalversammlung sind der Geschäftsbericht, der Vergütungsbericht und die Revisionsberichte am Sitz der Gesellschaft zur Einsicht der Aktionäre aufzulegen. Die Aktionäre sind darüber in der Einberufung zu orientieren.		3	The annual report, the compensation report and the auditors' reports shall be made available for inspection by the shareholders at the registered office of the Company no later than twenty calendar days prior to the annual general meeting of shareholders. The notice of the general meeting of shareholders shall inform the shareholders about the availability of the annual report, the compensation report and the auditors's reports.

	4	Die Einberufung muss die Verhandlungsgegenstände sowie die Anträge des Verwaltungsrats und der Aktionäre, welche die Durchführung einer Generalversammlung oder die Traktandierung eines Verhandlungsgegenstandes verlangt haben, und bei Wahlgeschäften die Namen der vorgeschlagenen Kandidaten enthalten.		4	The notice of a general meeting of shareholders shall specify the items on the agenda and the proposals of the board of directors and the shareholders who requested that a general meeting of shareholders be held or an item be included on the agenda, and, in the event of elections, the names of the candidates that has or have been put on the ballot for election.

		Artikel 11			Article 11
Traktandierung	1	Aktionäre, die alleine oder zusammen entweder Aktien im Nennwert von mindestens CHF 1'000'000 oder mindestens 10 Prozent des Aktienkapitals vertreten, können die Traktandierung eines Verhandlungsgegenstandes verlangen. Die Traktandierung muss mindestens 45 Tage vor der Versammlung schriftlich unter Angabe des Verhandlungsgegenstandes und der Anträge des Aktionäre anbegehrt werden.	Agenda	1	One or more shareholders whose combined shareholdings represent an aggregate par value of at least CHF 1'000'000 or at least 10 percent of the share capital may request that an item be included on the agenda of a general meeting of shareholders. Such inclusion of an item on the agenda must be requested in writing at least 45 calendar days prior to the meeting and shall specify the agenda items and proposals of such shareholders.
	2	Über Anträge zu nicht gehörig angekündigten Verhandlungsgegenständen kann die Generalversammlung keine Beschlüsse fassen; ausgenommen sind Anträge auf Einberufung einer ausserordentlichen Generalversammlung und auf Durchführung einer Sonderprüfung.		2	No resolutions may be passed at a general meeting of shareholders concerning agenda items for which proper notice was not given. This provision shall not apply, however, to proposals made during a general meeting of shareholders to convene an extraordinary general meeting of shareholders or to initiate a special audit.
	3	Zur Stellung von Anträgen im Rahmen der Verhandlungsgegenstände und zu Verhandlungen ohne Beschlussfassung bedarf es keiner vorgängigen Ankündigung.		3	No previous notification shall be required for proposals concerning items included on the agenda and for debates as to which no vote is taken.

		Artikel 12			Article 12

Vorsitz der Generalversammlung, Stimmenzähler, Protokoll	1	Der Präsident des Verwaltungsrats führt den Vorsitz in der Generalversammlung. Bei seiner Abwesenheit führt der Vizepräsident des Verwaltungsrats den Vorsitz. Ist auch dieser abwesend, so wird der Vorsitzende durch den Verwaltungsrat gewählt.	Acting Chair, Vote Counters, Minutes	1	At the general meeting of shareholders, the Chairman of the board of directors or, in his absence, the Vice-Chairman or, in his absence, any other person designated by the board of directors shall take the chair.
	2	Der Vorsitzende bezeichnet einen Protokollführer und die Stimmenzähler, die nicht Aktionäre sein müssen. Das Protokoll ist vom Vorsitzenden und vom Protokollführer zu unterzeichnen.		2	The acting chair of the general meeting of shareholders shall appoint the secretary and the vote counters, none of whom need be shareholders. The minutes of the general meeting of shareholders shall be signed by the acting chair and the secretary.

		Artikel 13			Article 13
Stimmrecht, Vertretung	1	Jede mit Stimmrecht im Aktienbuch eingetragene Aktie berechtigt zu einer Stimme.	Voting Rights, Representation	1	Each share registered in the share register grants one vote.
	2	Der Verwaltungsrat erlässt die Verfahrensvorschriften über die Teilnahme und Vertretung an der Generalversammlung. Ein Aktionär kann sich an der Generalversammlung nur durch den unabhängigen Stimmrechtsvertreter (mittels schriftlicher oder elektronischer Vollmacht), seinen gesetzlichen Vertreter oder (mittels schriftlicher Vollmacht) einen anderen stimmberechtigten Aktionär vertreten lassen. Alle von einem Aktionär gehaltenen Aktien können nur von einer Person vertreten werden.		2
The board of directors shall issue procedural rules regarding participation in and representation at the general meeting of shareholders. A shareholder may be represented only by the independent voting rights representative (unabhängiger Stimmrechtsvertreter) (by way of a written or electronic proxy), his legal representative or, by means of a written proxy, another shareholder with the right to vote. All shares held by one shareholder must be represented by only one representative.

	3	Die Generalversammlung wählt den unabhängigen Stimmrechtsvertreter für eine Amtsdauer bis zum Abschluss der nächsten ordentlichen Generalversammlung. Wiederwahl ist möglich. Hat die Gesellschaft aus irgendwelchen Gründen keinen unabhängigen Stimmrechtsvertreter, bezeichnet der Verwaltungsrat für die nächste stattfindende Generalversammlung einen unabhängigen Stimmrechtsvertreter.		3	The general meeting of shareholders shall elect the independent voting rights representative at a general meeting of shareholders for a term of office extending until completion of the next ordinary general meeting of shareholders. Re-election is possible. If the company does not have an independent voting rights representative for whatever reason, the board of directors shall appoint the independent voting rights representative for the next meeting of shareholders.
	4	Der Verwaltungsrat regelt die Anforderungen an die Vollmachten und Weisungen an den unabhängigen Stimmrechtsvertreter.		4	The board of directors shall issue the particulars for the proxy of and for providing instructions to the independent voting rights representative.

		Artikel 14			Article 14
Beschlüsse, Wahlen	1	Die Generalversammlung beschliesst und wählt, soweit das Gesetz und die Statuten es nicht anders bestimmen, mit der absoluten Mehrheit der vertretenen Aktienstimmen.	Resolutions and Elections	1	Unless otherwise required by law or these Articles of Incorporation, the general meeting of shareholders shall take resolutions and decide elections upon an absolute majority of the votes represented at the general meeting of shareholders.

2
Ein Beschluss der Generalversammlung, der mindestens zwei Drittel der vertretenen Stimmen und die absolute Mehrheit der vertretenen Aktiennennwerte auf sich vereinigt, ist erforderlich für:
(a)die Änderung des Gesellschaftszweckes;
(b)die Einführung von Stimmrechtsaktien;
(c)die Beschränkung der Übertragbarkeit von Namenaktien und die Aufhebung einer solchen Beschränkung;
(d)eine genehmigte oder eine bedingte Kapitalerhöhung;
(e)die Kapitalerhöhung aus Eigenkapital, gegen Sacheinlage oder zwecks Sachübernahme und die Gewährung von besonderen Vorteilen;

(f)die Einschränkung oder Aufhebung des Bezugsrechtes;
(g)die Verlegung des Sitzes der Gesellschaft;
(h)die Auflösung der Gesellschaft.
		2
The approval of at least two-thirds of the votes and the absolute majority of the par value of shares, each as represented at a general meeting of shareholders, shall be required for resolutions with respect to:
(a)The amendment or modification of the purpose of the Company;
(b)the creation of shares with privileged voting rights;
(c)the restriction on the transferability of registered shares and the cancelation of such restriction;
(d)an authorized or conditional increase of the share capital;
(e)an increase of the share capital through the conversion of capital surplus, through contribution in kind or for purposes of an acquisition of assets, or the granting of special privileges;
(f)the limitation or withdrawal of preemptive rights;
(g)the relocation of the registered office of the Company;
(h)the dissolution of the Company.

3	Die Abstimmungen und Wahlen erfolgen offen, es sei denn, dass die Generalversammlung schriftliche Abstimmung respektive Wahl (einschliesslich elektronische Abstimmungsverfahren) beschliesst oder der Vorsitzende dies anordnet.	3	Resolutions and elections shall be decided by a show of hands, unless a written ballot (including electronic voting systems) is resolved by the general meeting of shareholders or is ordered by the acting chair of the general meeting of shareholders.

	B. Verwaltungsrat		B. Board of Directors

	Artikel 15		Article 15

Anzahl der Verwaltungsräte		Der Verwaltungsrat besteht aus mindestens 3 und höchstens 11 Mitgliedern.	Number of Directors		The board of directors shall consist of no less than 3 and no more than 11 members.

		Artikel 16			Article 16
Wahl, Amtsdauer	1	Die Mitglieder des Verwaltungsrats und der Präsident des Verwaltungsrats werden von der Generalversammlung einzeln für eine Amtsdauer bis zum Abschluss der nächsten ordentlichen Generalversammlung gewählt.	Election, Term of Office	1
The shareholders shall elect the members of the board of directors and the chair of the board of directors individually at a general meeting of shareholders for a term of office extending until completion of the next ordinary general meeting of shareholders.

	2	Die Mitglieder des Verwaltungsrats sind jederzeit wieder wählbar.		2	Members of the board of directors may be re-elected at any time.
	3	Ist das Präsidium vakant, bezeichnet der Verwaltungsrat aus seiner Mitte einen neuen Präsidenten für eine Amtsdauer bis zum Abschluss der nächsten ordentlichen Generalsversammlung.		3	If the office of the chair of the board of directors is vacant, the board of directors shall appoint the chair from among its members for a term of office extending until completion of the next ordinary general meeting of shareholders.

		Artikel 17			Article 17
Organisation des Verwaltungsrats, Ersatz der Auslagen	1	Vorbehältlich der Wahl des Präsidenten des Verwaltungsrats und der Mitglieder des Vergütungsausschusses durch die Generalversammlung konstituiert sich der Verwaltungsrat selbst. Er kann aus seiner Mitte einen oder mehrere Vize-Präsidenten wählen. Er bestellt einen Sekretär, der nicht Mitglied des Verwaltungsrats zu sein braucht.	Organization of the Board of Directors, Reimbursement of Expenses	1	Except for the election of the chairman of the board of directors and the members of the compensation committee by the general meeting of shareholders, the board of directors shall constitute itself. It may elect from among its members one or several vice-chairmen. It shall appoint a secretary who need not be a member of the board of directors.
	2	Der Verwaltungsrat ordnet im Übrigen im Rahmen von Gesetz und Statuten seine Organisation und Beschlussfassung durch ein Organisationsreglement.		2	Subject to applicable law and these Articles of Incorporation, the board of directors shall establish the particulars of its organization in organizational regulations.
	3	Die Mitglieder des Verwaltungsrats haben Anspruch auf Ersatz ihrer im Interesse der Gesellschaft aufgewendeten Auslagen.		3	The members of the board of directors shall be entitled to the reimbursement of all expenses incurred in the interests of the Company.

		Artikel 18			Article 18
Einberufung, Beschlussfassung, Protokoll	1	Sitzungen des Verwaltungsrats werden vom Präsidenten oder im Falle seiner Verhinderung vom Vize-Präsidenten oder einem andern Mitglied des Verwaltungsrats einberufen, so oft dies als notwendig erscheint oder wenn ein Mitglied es schriftlich unter Angabe der Gründe verlangt. Sitzungen können auch per Telefon- oder Videokonferenz durchgeführt werden.	Invitation, Resolutions, Minutes	1	The chairman or, should he be unable to do so, the vice-chairman or any other member of the board of directors shall convene meetings of the board of directors if and when the need arises or whenever a member indicating the reasons so requests in writing. Meetings may also be held by telephone or video conference.
	2	Der Verwaltungsrat fasst seine Beschlüsse mit der Mehrheit der abgegebenen Stimmen. Der Vorsitzende hat den Stichentscheid.		2	Resolutions of the board of directors shall be adopted upon a majority of the votes cast. In the event of a tie, the chairman shall have the casting vote.
	3	Zur Beschlussfähigkeit des Verwaltungsrats ist die Anwesenheit der Mehrheit seiner Mitglieder erforderlich. Kein Präsenzquorum ist erforderlich für die Anpassungs- und Feststellungsbeschlüsse des Verwaltungsrats im Zusammenhang mit Kapitalerhöhungen.		3	In order to pass resolutions, at least a majority of the members of the board of directors must be present. No attendance quorum shall be required for confirmation or amendment resolutions of the board of directors in connection with capital increases.
	4	Beschlüsse können auch auf schriftlichem Weg gefasst werden, sofern nicht ein Mitglied mündliche Beratung verlangt.		4	Resolutions may be passed by way of circulation (in writing), provided that no member requests oral deliberation.
	5	Die Beschlüsse sind in einem Protokoll festzuhalten, das vom Sitzungspräsidenten und dem Sekretär zu unterzeichnen ist.		5	The resolutions shall be confirmed in the minutes, which are to be signed by the acting chair and the secretary.

		Artikel 19			Article 19

Befugnisse des Verwaltungsrates	1	Der Verwaltungsrat kann in allen Angelegenheiten Beschluss fassen, die nicht nach Gesetz, Statuten oder Reglement einem anderen Organ der Gesellschaft übertragen sind.	Powers of the Board of Directors	1	The board of directors may pass resolutions with respect to all matters that are not reserved to the general meeting of shareholders or any other corporate body by law or under these Articles of Incorporation.
	2
Er hat folgende unübertragbare und unentziehbare Aufgaben:
(a)die Oberleitung der Gesellschaft und die Erteilung der nötigen Weisungen;
(b)die Festlegung der Organisation;
(c)die Ausgestaltung des Rechnungswesens, der Finanzkontrolle sowie der Finanzplanung;
(d)die Ernennung und Abberufung der mit der Geschäftsführung und der Vertretung betrauten Personen und die Regelung von deren Zeichnungsberechtigung;
(e)die Oberaufsicht über die mit der Geschäftsführung betrauten Personen, namentlich im Hinblick auf die Befolgung der Gesetze, Statuten, Reglemente und Weisungen;
(f)die Erstellung des Geschäftsberichts und des Vergütungsberichts sowie die Vorbereitung der Generalversammlung und die Ausführung ihrer Beschlüsse;
(g)die Beschlussfassung über nachträgliche Leistung von Einlagen auf nicht vollständig liberierten Aktien und daraus folgende Statutenänderungen;
(h)die Beschlussfassung über die Erhöhung des Aktienkapitals, soweit dies in der Kompetenz des Verwaltungsrats liegt (Art. 651 Abs. 4 OR), die Feststellung von Kapitalerhöhungen, die Erstellung des Kapitalerhöhungsberichts und die Vornahme der entsprechenden Statutenänderungen;
(i)die gemäss Fusionsgesetz unübertragbaren und unentziehbaren Aufgaben und Befugnisse des Verwaltungsrats;
(j)die Benachrichtigung des Richters im Falle der Überschuldung;
(k)andere durch Gesetz oder Statuten dem Verwaltungsrat vorbehaltene Aufgaben und Befugnisse.
				2
The board of directors has the following non-delegable and inalienable duties:
(a)the ultimate direction of the business of the Company and the issuance of the necessary instructions;
(b)the determination of the organization of the Company;
(c)the administration of accounting, financial control and financial planning;
(d)the appointment and removal of the persons entrusted with executive management and their representation of the Company;
(e)the ultimate supervision of the persons entrusted with management of the Company, specifically in view of their compliance with the law, these Articles of Incorporation, the regulations and directives;
(f)the preparation of the business report, the compensation report and the general meetings of shareholders as well as the implementation of the resolutions adopted by the general meetings of shareholders;
(g)the adoption of resolutions regarding the subsequent payment of capital with respect to non-fully paid up shares and the amendments to the articles of association related thereto;
(h)the adoption of resolutions concerning an increase of the share capital to the extent that such power is vested in the board of directors (art. 651 para. 4 CO) and of resolutions concerning the confirmation of capital increases and corresponding amendments to the Articles of Incorporation, as well as the preparation of the required report on the capital increase;
(i)the non-delegable and inalienable duties and powers of the board of directors pursuant to the Merger Act;
(j)the notification of the court if liabilities exceed assets;
(k)any other matter reserved to the board of directors by the law or the Articles of Incorporation.

	3	Im Übrigen kann der Verwaltungsrat die Geschäftsführung sowie die Vertretung der Gesellschaft im Rahmen der gesetzlichen Bestimmungen durch Erlass eines Organisationsreglements ganz oder teilweise an einzelne oder mehrere seiner Mitglieder oder an andere natürliche Personen übertragen.		3	The board of directors may delegate the executive management of the Company in whole or in part to one or several individual directors or to individuals other than directors pursuant to organizational regulations.

		Artikel 20			Article 20
Anzahl der Mitglieder des Vergütungsausschusses		Der Vergütungsausschuss besteht aus mindestens zwei Mitgliedern.	Number of Members of the Compensation Committee		The compensation committee shall consist of no less than two members.

		Artikel 21			Article 21
Wahl und Amtsdauer der Mitglieder des Vergütungsausschusses	1	Die Mitglieder des Vergütungsausschusses werden von der Generalversammlung einzeln für eine Amtsdauer bis zum Abschluss der nächsten ordentlichen Generalversammlung gewählt. Wählbar sind nur Mitglieder des Verwaltungsrates.	Election and Term of Office of Members of the Compensation Committee	1	The general meeting of shareholders shall elect the members of the compensation committee individually for a term of office extending until completion of the next ordinary general meeting of shareholders. Only members of the board of directors may be elected.
	2	Die Mitglieder des Vergütungsausschusses sind jederzeit wieder wählbar.		2	Members of the compensation committee may be re-elected at any time.
	3	Bei Vakanzen im Vergütungsausschuss kann der Verwaltungsrat aus seiner Mitte Ersatzmitglieder für eine Amtsdauer bis zum Abschluss der nächsten ordentlichen Generalversammlung bezeichnen.		3	If there are vacancies on the compensation committee, the board of directors shall appoint from among its members substitutes for a term of office extending until completion of the next ordinary general meeting of shareholders.

		Artikel 22			Article 22
Organisation des Vergütungsausschusses	1	Der Vergütungsausschuss konstituiert sich unter Vorbehalt der Kompetenzen der Generalversammlung und des Verwaltungsrats selbst. Der Verwaltungsrat bezeichnet den Vorsitzenden des Vergütungsausschusses.	Organization of the Compensation Committee	1	The compensation committee constitutes itself subject to the powers of the general meeting of shareholders and the board of directors. The board of directors shall elect the chair of the compensation committee.
	2	Im Übrigen erlässt der Verwaltungsrat ein Reglement über die Organisation und Beschlussfassung des Vergütungsausschusses.		2	The board of directors shall establish the particulars of the organization and adoption of resolutions of the compensation committee in regulations.

		Artikel 23			Article 23
Befugnisse des Vergütungsausschusses	1	Der Vergütungsausschuss unterstützt den Verwaltungsrat bei der Festsetzung und Überprüfung der Vergütungsstrategie und -richtlinien sowie bei der Vorbereitung der Anträge zuhanden der Generalversammlung betreffend die Vergütung des Verwaltungsrats und der Geschäftsleitung und kann dem Verwaltungsrat Anträge zu weiteren Vergütungsfragen unterbreiten.	Powers of the Compensation Committee	1	The compensation committee shall support the board of directors in establishing and reviewing the compensation strategy and guidelines as well as in preparing the proposals to the general meeting of shareholders regarding the compensation of the board of directors and of the executive management, and may submit proposals to the board of directors in other compensation-related issues.
	2	Der Verwaltungsrat legt in einem Reglement fest, für welche Funktionen des Verwaltungsrats und der Geschäftsleitung der Vergütungsausschuss dem Verwaltungsrat Vorschläge für die Leistungswerte, Zielwerte und die Vergütung unterbreitet und für welche Funktionen er selbst im Rahmen der Statuten und der vom Verwaltungsrat erlassenen Vergütungsrichtlinien die Leistungswerte, Zielwerte und die Vergütung festsetzt.		2	The board of directors shall determine in regulations for which positions of the board of directors and of the executive management, the compensation committee shall submit proposals for the performance metrics, target values and the compensation to the board of directors, and for which positions it shall itself determine, in accordance with the Articles of Incorporation and the compensation guidelines established by the board of directors, the performance metrics, target values and the compensation.
	3	Der Verwaltungsrat kann dem Vergütungsausschuss weitere Aufgaben zuweisen, die in einem Reglement festgehalten werden.		3	The board of directors may determine in regulations to delegate further authorities and duties to the compensation committee.

		C. Die Revisionsstelle			C. Auditors

		Artikel 24			Article 24
Wahl, Amtsdauer	1	Die Generalversammlung wählt die Revisionsstelle.	Election, Term of Office	1	The auditors shall be elected by the general meeting of shareholders.

	2	Die Revisionsstelle wird von der Generalversammlung für eine Amtsdauer bis zum Abschluss der nächsten ordentlichen Generalversammlung gewählt.		2	The shareholders shall elect the auditors at a general meeting of shareholders for a term of office extending until completion of the next ordinary general meeting of shareholders.

		Artikel 25			Article 25
Prüfungs-, Berichterstattungspflicht		Die Revisionsstelle nimmt ihre Prüfungs- und Berichterstattungspflichten in Übereinstimmung mit dem Gesetz wahr.	Duty of Auditing and Reporting		The auditors shall perform their duties to audit and report in accordance with the law.

		Artikel 26			Article 26
Besondere Abklärungen, Zwischenrevisionen		Der Verwaltungsrat kann die Revisionsstelle jederzeit beauftragen, besondere Abklärungen, insbesondere Zwischenrevisionen, durchzuführen und darüber Bericht zu erstatten.	Special Audits, Interim Audits		The board of directors may at any time request the auditors to conduct special audits, including interim audits, and to submit a respective report.

		Abschnitt 4: Vergütung der Mitglieder des Verwaltungsrates und der Geschäftsleitung			Section 4: Compensation of the Board of Directors and the Executive Management

		Artikel 27			Article 27
Grundsätze der Vergütungen	1	Die Vergütung der Mitglieder des Verwaltungsrats kann fixe und variable Vergütungselemente umfassen. Die Gesamtvergütung berücksichtigt Funktion und Verantwortungsstufe des Empfängers.	General Compensation Principles	1
Compensation of the members of the board of directors may consist of fixed and variable compensation. Total compensation shall take into account the position and level of responsibility of the recipient.

	2	Die Vergütung der Mitglieder der Geschäftsleitung besteht aus fixen und variablen Vergütungselementen. Die fixe Vergütung umfasst das Basissalär und weitere nicht-variable Vergütungselemente. Die variable Vergütung kann kurzfristige und langfristige variable Vergütungselemente umfassen.		2	Compensation of the members of the executive management consists of fixed and variable compensation elements. Fixed compensation comprises the base salary and other non-variable compensation elements. Variable compensation may comprise short-term and long-term variable compensation elements.

3	Die kurzfristigen variablen Vergütungselemente orientieren sich an Leistungswerten, die das Erreichen von operativen, strategischen, finanziellen oder anderen Zielen, das Ergebnis der Gesellschaft, des Konzerns oder Teilen davon und/oder individuelle Ziele berücksichtigen, und deren Erreichung sich in der Regel während eines einjährigen Zeitraums bemisst. Je nach erreichter Leistung kann sich die Vergütung auf einen vordefinierten Multiplikator des Zielwerts belaufen.	3	Short-term variable compensation elements shall be governed by performance metrics that take into account the achievement of operational, strategic, financial or other objectives, the results of the Company, the group or parts thereof and/or individual targets, and achievement of which is generally measured during a one-year period. Depending on achieved performance, the compensation may amount to a multiplier of target level.
4	Die langfristigen variablen Vergütungselemente orientieren sich an Leistungswerten, welche die Entwicklung des Aktienkurses oder Aktienergebnisses absolut oder im Verhältnis zu Vergleichsgruppen oder Indices und/oder das Ergebnis der Gesellschaft, des Konzerns oder Teilen davon und/oder das Erreichen von operativen, strategischen, finanziellen oder anderen Zielen absolut oder im Vergleich zum Markt, anderen Unternehmen oder vergleichbaren Richtgrössen und/oder Elemente zwecks Mitarbeiterbindung berücksichtigen. Die Zielerreichung bemisst sich in der Regel während eines mehrjährigen Zeitraums, sowie an Elementen zwecks Mitarbeiterbindung. Je nach erreichter Leistung kann sich die Vergütung auf einen vordefinierten Multiplikator des Zielwerts belaufen.	4
Long-term variable compensation elements shall be governed by performance metrics that take into account the development of the share price or share performance in absolute terms or in relation to peer groups or indices and/or the results of the Company, the group or parts thereof and/or the achievement of operational, strategic, financial or other objectives in absolute terms or in relation to the market, other companies or comparable benchmarks and/or retention elements. An achievement of the objectives is generally measured over a period of several years. Depending on achieved performance, the compensation may amount to a multiplier of target level.

5	Der Verwaltungsrat oder, soweit an ihn delegiert, der Vergütungsausschuss legen Leistungs- und Zielwerte sowie deren Gewichtung und Erreichung fest.	5	The board of directors or, to the extent delegated to it, the compensation committee shall determine the performance metrics and target levels of the short- and long-term variable compensation elements, as well as their achievement.
6
Die Vergütung kann in der Form von Geld, Aktien oder Sach- oder Dienstleistungen ausgerichtet werden werden; Vergütung der Mitglieder der Geschäftsleitung kann zusätzlich in der Form von aktienbasierten Instrumenten oder Einheiten ausgerichtet werden. Der Verwaltungsrat oder, soweit an ihn delegiert, der Vergütungsausschuss legen Zuteilungs-, Vesting-, Ausübungs- und Verfallsbedingungen fest. Sie können insbesondere vorsehen, dass aufgrund des Eintritts im Voraus bestimmter Ereignisse, wie eines Kontrollwechsels oder der Beendigung des Arbeits- oder Mandatsverhältnisses, Vesting-, Ausübungs- und Verfallsbedingungen weitergelten, verkürzt oder aufgehoben werden, Vergütungen unter der Annahme der Erreichung von Zielwerten ausgerichtet werden oder Vergütungen verfallen. Die Gesellschaft kann die erforderlichen Aktien auf dem Markt erwerben, aus Beständen eigener Aktien entnehmen oder unter Verwendung von bedingtem oder genehmigtem Kapital bereitstellen.
		6
Compensation may be paid in the form of cash, shares, or in the form of other types of benefits benefits; for the executive management, compensation may in addition be paid in the form of share-based instruments or units. The board of directors or, to the extent delegated to it, the compensation committee shall determine grant, vesting, exercise and forfeiture conditions. In particular, they may provide for continuation, acceleration or removal of vesting, exercise and forfeiture conditions, for payment or grant of compensation based upon assumed target achievement, or for forfeiture, in each case in the event of pre-determined events such as a change-of-control or termination of an employment or mandate agreement. The Company may procure the required shares through purchases in the market, from treasury shares or by using contingent or authorized share capital.

	7	Die Vergütung kann durch die Gesellschaft oder durch von ihr kontrollierte Unternehmen ausgerichtet werden.		7	Compensation may be paid by the Company or companies controlled by it.

		Artikel 28			Article 28
Genehmigung der Vergütungen	1	Die Generalversammlung genehmigt die Anträge des Verwaltungsrats in Bezug auf die maximalen Gesamtbeträge der (a)Vergütung des Verwaltungsrats für die kommende Amtsdauer; und (b)der fixen Vergütung der Geschäftsleitung für die Periode vom 1. Juli des laufenden bis zum 30. Juni des folgenden Jahres; und (c)der variablen Vergütungselemente der Geschäftsleitung für das laufende Geschäftsjahr.	Approval of Compensation	1
The general meeting of shareholders shall approve the proposals of the board of directors in relation to the maximum aggregate amounts of:
(a)the compensation of the board of directors for the next term of office; and
(b)of the fixed compensation of the executive management for the period of July 1 of the current year until June 30 of the following year; and
(c)of the variable compensation elements of the executive management for the current financial year.

	2	Der Verwaltungsrat kann der Generalversammlung abweichende, zusätzliche oder bedingte Anträge in Bezug auf die maximalen Gesamtbeträge, mehrere maximale Teilbeträge für die gleichen oder andere Zeitperioden und/oder einzelne Vergütungselemente und/oder in Bezug auf Zusatzbeträge für besondere Vergütungselemente zur Genehmigung vorlegen.		2	The board of directors may submit for approval by the general meeting of shareholders deviating, additional or conditional proposals relating to the maximum aggregate amount or maximum partial amounts for the same or different periods and/or specific compensation components and/or in relation to additional amounts for specific compensation components.
	3	Die Vergütung kann vor der Genehmigung durch die Generalversammlung unter Vorbehalt der nachträglichen Genehmigung ausgerichtet werden.		3	Compensation may be paid out prior to approval by the general meeting of shareholders subject to subsequent approval.

	4	Genehmigt die Generalversammlung einen Antrag des Verwaltungsrats nicht, setzt der Verwaltungsrat den entsprechenden (maximalen) Gesamtbetrag oder (maximale) Teilbeträge unter Berücksichtigung aller relevanten Faktoren neu fest und unterbreitet den oder die so festgesetzten Beträge der gleichen Generalversammlung, einer ausserordentlichen Generalversammlung oder der nächsten ordentlichen Generalversammlung zur Genehmigung.		4	If the general meeting of shareholders does not approve a proposal of the board of directors, the board of directors newly determines the maximum aggregate amount or maximum partial amounts taking into account all relevant factors and submits such amounts for approval to the same general meeting of shareholders, to an extraordinary general meeting of shareholders or to the next ordinary general meeting of shareholders.

		Artikel 29			Article 29
Zusatzbetrag	1	Die Gesellschaft oder von ihr kontrollierte Gesellschaften sind ermächtigt, Mitgliedern der Geschäftsleitung, die während einer Periode, für welche die Vergütung der Geschäftsleitung bereits genehmigt ist, in die Geschäftsleitung eintreten oder befördert werden, einen Zusatzbetrag auszurichten, sofern der für die betreffende Periode bereits genehmigte Gesamtbetrag für deren Vergütung nicht ausreicht.	Supplementary Amount	1	The Company or companies under its control shall be authorized to pay a supplementary amount of compensation ratified by the shareholders at a general meeting of shareholders to members of the executive management who joined or were promoted during a compensation period for which the maximum aggregate amount of compensation has already been approved, but is insufficient to cover compensation of such members of the executive management.
	2	Der Zusatzbetrag darf je Vergütungsperiode je Mitglied 50% des letzten genehmigten maximalen Gesamtbetrags der Vergütung der Geschäftsleitung nicht übersteigen.		2	The supplementary amount per compensation period per member shall not exceed 50% of the maximum aggregate amount of compensation of the executive management last approved.

		Abschnitt 5: Verträge mit Mitgliedern des Verwaltungsrats und der Geschäftsleitung			Section 5: Agreements regarding Compensation with Members of the Board of Directors and the Executive Management

		Artikel 30			Article 30

Verträge mit Mitgliedern des Verwaltungsrats und der Geschäftsleitung	1	Die Gesellschaft oder von ihr kontrollierte Gesellschaften können mit Mitgliedern des Verwaltungsrats befristete oder unbefristete Verträge über deren Mandat und Vergütung abschliessen. Dauer und Beendigung richten sich nach Amtsdauer und Gesetz.	Agreements with Members of the Board of Directors and the Executive Management	1	The Company or companies under its control may enter into mandate or other agreements with the members of the board of directors regarding their compensation as directors for a fixed term or for an indefinite term. The duration and termination are subject to term of office and the law.
	2	Die Gesellschaft oder von ihr kontrollierte Gesellschaften können mit Mitgliedern der Geschäftsleitung befristete oder unbefristete Arbeitsverträge abschliessen. Befristete Arbeitsverträge haben eine Höchstdauer von einem Jahr. Eine Erneuerung ist zulässig. Unbefristete Verträge haben eine Kündigungsfrist von maximal einem Jahr.		2	The Company or companies under its control may enter into employment agreements with the members of the executive management for a fixed term or for an indefinite term. The duration of fixed term agreements may not exceed one year. A renewal of a fixed term agreement is permissible. Agreements for an indefinite term may have a termination notice period of a maximum of one year.
	3	Die Gesellschaft oder von ihr kontrollierte Gesellschaften können mit Mitgliedern der Geschäftsleitung Konkurrenzverbote für die Zeit nach Beendigung des Arbeitsverhältnisses vereinbaren. Deren Dauer soll zwei Jahre nicht übersteigen. Zur Abgeltung eines solchen Konkurrenzverbots darf eine Entschädigung ausgerichtet werden, deren Höhe die letzte Gesamtjahresvergütung des betreffenden Mitglieds der Geschäftsleitung nicht übersteigt.		3	The Company or companies under its control may enter into non-competition agreements with members of the executive management for the period after the termination of the employment agreement. The duration of any such non-competition undertaking by a member of the executive management shall not exceed two years, and the consideration paid for a non-competition undertaking shall not exceed the sum of the total annual compensation of the respective member of the executive management last paid.

		Abschnitt 6: Darlehen, Kredite und Vorsorgeleistungen an die Mitglieder des Verwaltungsrats und der Geschäftsleitung			Section 6: Loans, Credits, Post-Retirement Benefits to members of the Board of Directors and the Executive Management

		Artikel 31			Article 31

Darlehen und Kredite	Kredite an Mitglieder des Verwaltungsrats und der Geschäftsleitung dürfen von der Gesellschaft oder von ihr kontrollierten Gesellschaften nur zu Marktbedingungen und nur solange ausgerichtet werden, als die Gesamtsumme der insgesamt ausstehenden Kredite an dieses Mitglied des Verwaltungsrats oder der Geschäftsleitung einschliesslich der zu gewährenden Kredite das Zweifache der letztmalig an dieses Mitglied bezahlten oder erstmaligen Jahresvergütung nicht übersteigt.	Loans and Credits	Credits to members of the board of directors and the executive management can solely be granted at standard market rates and the aggregate amount of credit to the member of the board of directors or executive management may not exceed double the total annual compensation of the respective member of the executive management last paid or payable for the first time.
	Artikel 32		Article 32
Vorsorgeleistungen ausserhalb der beruflichen Vorsorge	Vorbehältlich der Genehmigung durch die Generalversammlung gemäss Artikel 28 dieser Statuten können die Gesellschaft oder von ihr kontrollierte Gesellschaften an Mitglieder des Verwaltungsrates und der Geschäftsleitung Vorsorgeleistungen ausserhalb der beruflichen Vorsorge ausrichten, soweit solche Vorsorgeleistungen 100% der letztmalig an dieses Mitglied bezahlten Jahresvergütung nicht übersteigen. Im Fall von Kapitalabfindungen wird der Wert aufgrund anerkannter versicherungsmathematischer Methoden ermittelt.	Post-Retirement Benefits beyond Occupational Benefit Scheme	Subject to the approval by the meeting of shareholders pursuant to Article 28 of these Articles of Incorporation, the Company or companies under its control may grant to members of the board of directors or the executive management post-retirement benefits beyond the occupational benefit scheme, if such post-retirement benefits do not exceed 100% of the total annual compensation of the respective member last paid. In case of capital settlements, the value is determined by recognized actuary methods.

	Abschnitt 7: Mandate ausserhalb des Konzerns		Section 7: Mandates Outside the Group

	Artikel 33		Article 33

Mandate ausserhalb des Konzerns	1	Die Anzahl der Mandate in den obersten Leitungs- und Verwaltungsorganen von Rechtseinheiten ausserhalb des Konzerns, die in das schweizerische Handelsregister oder ein vergleichbares ausländisches Register einzutragen sind, ist beschränkt: (a)für Mitglieder des Verwaltungsrats auf nicht mehr als fünfzehn zusätzliche Mandate; (b)für Mitglieder der Geschäftsleitung auf nicht mehr als fünf zusätzliche Mandate.	Mandates Outside the Group	1
The number of mandates in the board of directors and the executive management of legal entities which are to register in the Swiss Commercial Register or a similar foreign register outside the group is limited to:
(a)for members of the board of directors to fifteen mandates;
(b)for members of the executive management to five mandates.

	2	Werden Mandate in verschiedenen Rechtseinheiten desselben Konzerns oder im Auftrag dieses Konzerns respektive einer Rechtseinheit ausgeübt, werden diese jeweils als ein Mandat gezählt.		2	Mandates in different legal entities being part of the same group or for the same group are deemed to be one mandate.
	3	Nicht unter diese Beschränkung fallen Mandate in Vereinen, gemeinnützigen Stiftungen, Familienstiftungen und Einrichtungen der beruflichen Vorsorge. Die Anzahl dieser Mandate darf insgesamt zehn nicht übersteigen.		3	Mandates in associations, charitable organizations, family trusts and foundations relating to post-retirement benefits are not subject to the above limitations. No member of the board of directors or the executive management shall hold more than ten such mandates.

		Abschnitt 8: Geschäftsjahr, Gewinnverteilung			Section 8: Fiscal Year, Profit Allocation

		Artikel 34			Article 34
Geschäftsjahr		Das Geschäftsjahr der Gesellschaft wird vom Verwaltungsrat festgesetzt.	Fiscal Year		The board of directors determines the fiscal year.

		Artikel 35			Article 35

Verteilung des Bilanzgewinnes, Reserven	1	Über den Bilanzgewinn verfügt die Generalversammlung im Rahmen der gesetzlichen Vorschriften. Der Verwaltungsrat unterbreitet ihr seine Anträge.	Allocation of Profits, Reserves	1	The profit shown on the annual statutory balance sheet shall be allocated by the general meeting of shareholders in accordance with applicable law. The board of directors shall submit its proposals to the general meeting of shareholders.
	2	Neben der gesetzlichen Reserve kann die Generalversammlung weitere Reserven schaffen.		2	Further reserves may be taken in addition to the reserves required by law by the general meeting of shareholders.
	3	Dividenden, die während fünf Jahren von ihrem Verfalltag an nicht bezogen worden sind, fallen der Gesellschaft zu und werden der allgemeinen Reserve zugeteilt.		3	Dividends that have not been collected within five years after their payment date shall enure to the Company and be allocated to the general statutory reserves.

		Abschnitt 9: Auflösung, Liquidation			Section 9: Winding-Up and Liquidation

		Artikel 36			Article 36
Auflösung, Liquidation	1	Die Generalversammlung kann jederzeit die Auflösung und Liquidation der Gesellschaft nach Massgabe der gesetzlichen und statutarischen Vorschriften beschliessen.	Winding-Up, Liquidation	1	The general meeting of shareholders may at any time resolve on the winding-up and liquidation of the Company pursuant to applicable law and the provisions set forth in these Articles of Incorporation.
	2	Die Liquidation wird durch den Verwaltungsrat durchgeführt, sofern sie nicht durch die Generalversammlung anderen Personen übertragen wird.		2	The liquidation shall be effected by the board of directors, unless the general meeting of shareholders shall appoint other persons as liquidators.
	3	Die Liquidation der Gesellschaft erfolgt nach Massgabe der Art. 742 ff. OR. Die Liquidatoren sind ermächtigt, Aktiven (Grundstücke eingeschlossen) auch freihändig zu verkaufen.		3	The liquidation of the Company shall be effectuated pursuant to art. 742 et seq. CO. The liquidators are authorized to sell assets (including real estate) in the open market.
	4	Nach erfolgter Tilgung der Schulden wird das Vermögen unter den Aktionären nach Massgabe der einbezahlten Beträge verteilt.		4	Upon discharge of all liabilities, the assets of the Company shall be distributed to the shareholders pursuant to the amounts paid in.

	Abschnitt 10: Mitteilungen, Bekanntmachungen		Section 10: Communications, Announcements

	Artikel 37		Article 37
Mitteilungen, Publikationsorgan	Publikationsorgan der Gesellschaft ist das Schweizerische Handelsamtsblatt. Der Verwaltungsrat kann weitere Publikationsorgane bezeichnen.	Communications, Official Means of Publication	The official means of publication of the Company shall be the Swiss Official Gazette of Commerce. The board of directors may designate additional means of publication.